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                                                                      Exhibit 23


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Form S-8 (File Nos. 333-35942, 33-47073, 33-60056, 333-06061, 333-27561, 333-72715, and 333-76697)
of The Scotts Company of our report dated October 29, 2001, except for Note 22, as to which the date is December 12, 2001, relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated October 29, 2001, relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
December 14, 2001